EXHIBIT 99.1

Akorn Appoints Duane A. Portwood as Chief Financial Officer

LAKE FOREST, Ill., Oct. 13, 2015 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today announced that Duane A. Portwood, 49, will join Akorn as Executive Vice President and Chief Financial Officer, effective October 30, 2015.

Mr. Portwood joins Akorn from The Home Depot, Inc., where he served as Vice President & Corporate Controller since 2006. In that role, he was responsible for all of Home Depot's accounting and financial reporting functions, as well as its financial operations and internal controls.

Prior to Home Depot, Mr. Portwood served with the Wm. Wrigley Jr. Company from 1999 to 2006, in a number of accounting and finance leadership roles of increasing responsibility, most recently as Corporate Controller. Mr. Portwood began his career with PricewaterhouseCoopers LLP, where he held numerous leadership positions in their audit and transaction support practices. Mr. Portwood holds an MBA with Honors from the University of Chicago Booth School of Business and a B.S. in Business Administration from the University of Montana. Mr. Portwood is a Certified Public Accountant.

"Duane is an accomplished executive with over 25 years of extensive accounting and finance experience and we are fortunate to have him join our team," said Raj Rai, Chief Executive Officer of Akorn. "I look forward to Duane's leadership and contributions as we move forward to the next phase of the growth in our business."

"I am delighted to join the Akorn team and look forward to supporting the Company's strategic vision and growth objectives," said Mr. Portwood.

Interim Chief Financial Officer Randall Pollard will continue to serve as Senior Vice President, Chief Accounting Officer and Corporate Controller after Mr. Portwood's appointment.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India where the Company manufactures ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on the Company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements", including projections of sales and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; changes in the laws and regulations and such other risks and uncertainties outlined in Akorn's periodic public filings with the Securities and Exchange Commission and in other written or oral investor communications.  Other factors besides those listed there could also adversely affect our results.  Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

CONTACT: Investors/Media:
         Dewey Steadman
         Executive Director, Investor Relations
         (847) 582-6923
         investor.relations@akorn.com